EXHIBIT 4.9.1





                   FIRST AMENDMENT TO DECLARATION OF TRUST


     THIS FIRST AMENDMENT TO DECLARATION OF TRUST ("Amendment") is made and entered into as of the ___ day of _________,1996, by and among Equitable of Iowa Companies, an Iowa Corporation, as Sponsor, and Fred S. Hubbell, Paul E. Larson, John A. Merriman, The First National Bank of Chicago, a national banking association, and First Chicago Delaware, Inc., a Delaware Corporation, not in their in individual capacities, but solely as Trustees, and the holders from time to time, of undivided beneficial interests in the Trust to be issued from time to time pursuant to the Declaration as amended hereby. Capitalized terms used in this Amendment and not otherwise defined herein shall be used as defined in the Declaration.

     WHEREAS, the parties executing this Amendment (the "Parties") have entered into a Declaration of Trust as of March 19, 1996 ("Declaration"); and

     WHEREAS, the Parties wish to amend the Declaration in the manner set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

     1. The definition of "Debentures" in Section 1.1 of the Declaration is hereby amended to read in its entirety as follows:

          ""DEBENTURES" means the series of subordinated deferrable interest debentures to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee."

     2.   The definition of "Trustees' Authorization Certificate" in Section
1.1 of the Declaration is hereby amended to read in its entirety as follows:

          ""TRUSTEES' AUTHORIZATION CERTIFICATE" means a written certificate signed by two of the Regular Trustees for the purpose of establishing or amending the terms and form of the Preferred Securities and the Common Securities in accordance with Section 7.1."

     3. The last sentence of Section 3.1 of the Declaration is hereby amended to read in its entirety as follows:

          "This Declaration, as amended or supplemented from time to time, and any Trustees' Authorization Certificate, if and when issued, shall constitute the governing instrument of the Trust."

     4. Section 3.6(a) of the Declaration is hereby amended to read in its entirety as follows:

          "(a) to establish or amend the terms and form of the Preferred Securities and the Common Securities in the manner specified in
          Section 7.1 and issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; PROVIDED, HOWEVER, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities and, PROVIDED FURTHER, there shall be no interests in the Trust other than the Securities, and the issuance of the Securities shall be limited to a one-time, simultaneous issuance of both Preferred Securities and Common Securities on the Closing Date;"

     5. Section 3.6(d) of the Declaration is hereby amended to read in its entirety as follows:

          "(d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event (as defined in the terms of the Securities);"

     6. Section 3.6(m) of the Declaration is hereby amended to read in its entirety as follows:

          "(m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election
          (i) to defer payments of interest on the Debentures by extending the interest payment period under the Indenture, or (ii) to shorten or extend the maturity date on the Debentures;"

     7. The last unnumbered paragraph of Section 3.6 of the Declaration is hereby amended to read in its entirety as follows:

          "Any expenses incurred by the Regular Trustees pursuant to this
          Section 3.6 shall be paid by the Sponsor in accordance with
          Section 4.3."

     8. Section 3.8(c)(iii) of the Declaration is hereby amended to read in its entirety as follows:

          "(iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to the Holders of the Securities upon the Sponsor's election to dissolve the Trust in accordance with Section 8.1(a)(v)."

     9. Section 3.10(a)(ii) of the Declaration is hereby amended to read in its entirety as follows:

          "any direction or act of the Sponsor or the Regular Trustees as contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate (or, with respect to the establishment or amendment of the terms and form of the Securities by the Regular Trustees in accordance with Section 7.1, by a Trustees' Authorization Certificate);"

     10. Section 3.14 of the Declaration is hereby amended to read in its entirety as follows:

          "The Trust, unless terminated pursuant to the provisions of Article VIII hereof, shall have existence for fifty-five (55) years from the Closing Date."


     11. A new Section 4.3 is hereby added to the Declaration to read in its entirety as follows:

          "Expenses.

          (a) The Sponsor shall be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees, the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agents(s), registrar(s), transfer agents(s), duplication, travel and telephone and other tele-communications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

          (b) The Sponsor will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

          (c) The Sponsor's obligations under this Section 4.3 shall be for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor's obligations under this
          Section 4.3 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.3."

     12. A new Section 4.4 is hereby added to the Declaration to read in its entirety as follows:

          "Right to Dissolve Trust.

               The Sponsor shall have the right at any time after the Closing Date to elect to dissolve the Trust in accordance with the terms of the Securities and to direct the Property Trustee to take such action as shall be necessary to distribute the Debentures to the Holders of the Securities in exchange for all of the Securities."

     13. A new Section 4.5 is hereby added to the Declaration to read in its entirety as follows:

          "Direct Right of Action.

               Notwithstanding any provision of this Declaration to the contrary, any Holder of Securities may enforce directly against the Sponsor the obligation of the Sponsor under Section 3.1 of the base Indenture to duly and punctually pay the principal and interest when due under the Debentures and the Sponsor irrevocably waives any right or remedy to require that any such Holder take any action against the Trust or any other Person before proceeding against the Sponsor."

     14. Section 6.1 of the Declaration is hereby amended to read in its entirety as follows:

               Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including "Compounded Interest" as defined in the Indenture) or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.

     15. Section 7.1(a) of the Declaration is hereby amended to read in its entirety as follows:

          (a) The Regular Trustee shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities") having such terms and in such form as are set forth in Annex I attached hereto (as such Annex I may be amended from time to time in accordance with the provisions of this Declaration) and which Annex I is incorporated herein by this reference, and one class of common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities") having such terms and in such form as are set forth in Annex I (as such Annex I may be amended from time to time in accordance with the provisions of this Declaration). Prior to the issuance of the Preferred Securities and the Common Securities on the Closing Date, the terms and form of the Preferred Securities or the Common Securities may be amended or established by the Regular Trustees pursuant to a Trustees' Authorization Certificate. The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

     16. Section 8.1(a)(v) of the Declaration is hereby amended to read in its entirety as follows:

          "(v) an election by the Sponsor, effective upon notice to the Trust, the Property Trustee and the Delaware Trustee, to dissolve the Trust in accordance with the terms of the Securities and the distribution of all of the Debentures to the Holders of the Securities in exchange for all of the Securities;"

     17. Except is as specifically provided herein, this Amendment shall not be deemed to amend or modify the Declaration. The Declaration, as modified herein, is in all respects ratified and confirmed by the Parties, and the terms, covenants and agreements therein, as amended by this Amendment, shall remain in full force and effect.

     18. This Amendment may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.








     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                         EQUITABLE OF IOWA COMPANIES, as Sponsor
                         and Debenture Issuer

                         By:____________________________________
                         Name:__________________________________
                         Title:_________________________________


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Property Trustee

                         By:____________________________________
                         Name:__________________________________
                         Title:_________________________________


                         FIRST CHICAGO DELAWARE, INC.,
                         as Delaware Trustee

                         By:____________________________________
                         Name:__________________________________
                         Title:_________________________________


                         _______________________________________
                         Fred S. Hubbell, as Regular Trustee


                         _______________________________________
                         Paul E. Larson, as Regular Trustee


                         _______________________________________
                         John A. Merriman, as Regular Trustee








                                   ANNEX I

                                   TERMS OF
                _____% TRUST ORIGINATED PREFERRED SECURITIES
                  _____% TRUST ORIGINATED COMMON SECURITIES

     Pursuant to Section 7.1 of the Declaration of Trust, dated as of March 19, 1996 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set forth below (each capitalized term used but not defined herein having the meaning set forth in the Declaration or, if not defined in the Declaration, as defined in the Prospectus referred to below):


1. Designation and Number.

     (a) PREFERRED SECURITIES. [__________] Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of ____________________ Dollars ($__________) and a liquidation amount with respect to the assets of the Trust of $25 per Preferred Security, are hereby designated for the purposes of identification only as "____% Trust Originated Preferred SecuritiesSM ('TOPrS'SM)" (the "Preferred Securities"). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-l hereto, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Preferred Securities are listed.

     (b) COMMON SECURITIES. [      ] Common Securities of the Trust with an
aggregate liquidation amount with respect to the assets of the Trust of [      ]
Dollars ($[           ]) and a liquidation amount with respect to the assets of
the Trust of $25 per Common Security, are hereby designated for the purposes of identification only as "____% Trust Originated Common Securities" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 hereto, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2. Distributions.

     (a) Distributions payable on each Security will be fixed at a rate per annum of ____% (the "Coupon Rate") of the stated liquidation amount of $25 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon from and including the last day of such quarter at the Coupon Rate compounded quarterly (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.

     (b) Distributions on the Securities will be cumulative, will accrue from _______________, 1996, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on _______________________, 1996, except as otherwise described below. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time and from time to time for a period not exceeding 20 consecutive quarters (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, PROVIDED THAT no Extension Period shall last beyond the date of maturity of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period, PROVIDED THAT such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the date of maturity of the Debentures. Payments of deferred Distributions will be payable to Holders of record of the Securities as they appear on the books and records of the Trust on the record date for Distributions due at the end of such Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. While the Preferred Securities remain in global form, the relevant record dates shall be one Business Day prior to the relevant payment dates which payment dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Preferred Securities will be made as described under the heading "Description of the Preferred Securities -- Book-Entry Issuance -- The Depository Trust Company" in the Prospectus Supplement dated __________, 1996, to the Prospectus dated ___________, 1996 (together, the "Prospectus") included in the Registration Statement on Form S-3 of the Sponsor and the Trust. The relevant record dates for the Common Securities shall be the same record date as for the Preferred Securities. If the Preferred Securities shall not continue to remain in global form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days before the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

3. Liquidation Distribution Upon Dissolution.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, the Holders of the Securities on the date of the liquidation, dissolution, winding-up or termination, as the case may be, will be entitled to receive solely out of the assets of the Trust available for distribution to Holders of Securities, after satisfaction of liabilities of creditors, an amount equal to the aggregate of the stated liquidation amount of $25 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding-up or termination, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities in accordance with Section 4(e) hereof.

     (b) If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

4. Redemption and Distribution.

     (a) Upon the repayment of the Debentures in whole or in part, whether at maturity or upon redemption (such redemption being either at the option of the Debenture Issuer on or after _______________, 2001 or at the option of the Debenture Issuer in connection with the occurrence of a Special Event as described below), the proceeds from such repayment or redemption shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price of $25 per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the redemption, payable in cash (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days notice of such redemption.

     (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata and the Preferred Securities to be redeemed will be as described in Section 4(f)(ii) below.

     (c) If, at any time, a Tax Event or an Investment Company Event (each as defined below, and each a "Special Event") shall occur and be continuing the Debenture Issuer shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Debentures in whole (but not in part) for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a Pro Rata basis in accordance with
Section 8 hereof. The Common Securities will be redeemed Pro Rata with the Preferred Securities, except that if an Event of Default has occurred and is continuing, the Preferred Securities will have priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (A) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (B) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (C) interest payable by the Debenture Issuer to the Trust on the Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Debenture Issuer for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is a more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     (d) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

     (e) In the event that the Sponsor makes the election referred to in
Section 8.1(a)(v) of the Declaration, the Regular Trustees shall dissolve the Trust and, after satisfaction of creditors, cause Debentures, held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon
Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on and having the same record date for payment, as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis in accordance with Section 8 hereof. On and from the date fixed by the Regular Trustees for any distribution of Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, and (ii) the Depositary or its nominee (or any successor Depository or its nominee) will receive one or more global certificate or certificates representing the Debentures to be delivered upon such distribution, and having an aggregate principal amount equal to the aggregated stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities. Any certificates representing Securities, except for certificates representing Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregated stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue. If the Debentures are distributed to Holders of the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities were listed immediately prior to the distribution of the Debentures.

     (f) Redemption or Distribution Procedures.

     (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

     (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Preferred Securities, it being understood that, in respect of Preferred Securities registered in the name of and held of record by the Depositary or its nominee (or any successor Clearing Agency or its nominee), the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

     (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice (which notice will be irrevocable), then (A) while the Preferred Securities are in global form, with respect to the Preferred Securities, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will deposit irrevocably with the Depositary or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Preferred Securities and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities, and
(B) with respect to Preferred Securities issued in definitive form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will pay the relevant Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business
Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Debenture Issuer fails to repay the Debentures on maturity or if payment of the Redemption
Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     (iv) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in respect of the Preferred Securities, the Depositary or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Preferred Security Certificates have been issued, to the Holder thereof, and (B) in respect of the Common Securities to the Holder thereof.

     (v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

5. Voting Rights - Preferred Securities.

     (a) Except as provided under Sections 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

     (b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in Liquidation Amount of the Preferred Securities, voting separately as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as Holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent would be required; PROVIDED THAT where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting a proceeding for any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights with respect to the Debentures held by the Trust, any Holder of Preferred Securities may institute legal proceedings directly against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a Holder of Preferred Securities may institute a proceeding directly against the Debenture Issuer for enforcement of payment to the Holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Preferred Securities.

     Any approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.


6. Voting Rights - Common Securities.

     (a) Except as provided under Sections 6(b), (c) and 7 and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

     (b) The Holders of the Common Securities are entitled, in accordance with
Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

     (c) Subject to Section 2.6 of the Declaration and only after the Event of Default with respect to the Preferred Securities has been cured, waived or otherwise eliminated and subject to the requirements set forth in this paragraph, the Holders of a Majority in Liquidation Amount of the Common Securities, voting separately as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as Holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, or
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent would be required; PROVIDED THAT, where a consent or action under the Indenture would require the consent or act of a Super Majority of the Holders of the Debentures affected thereby, the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities. Other than with respect to directing the time, method and place of conducting a proceeding for any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights with respect to the Debentures held by the Trust, any Holder of Common Securities may institute legal proceedings directly against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a Holder of Common Securities may institute a proceeding directly against the Debenture Issuer for enforcement of payment to the Holder of the Common Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Common Securities.

     Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

7. Amendments to Declaration and Indenture.

     (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of outstanding Securities voting together as a single class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Securities affected thereby, voting together as a single class; PROVIDED, HOWEVER, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in Liquidation Amount of such class of Securities.

     (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super Majority of the Holders of the Debentures, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; PROVIDED, FURTHER, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section 7(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

8. Pro Rata.

     A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

9. Ranking.

     The Preferred Securities rank PARI PASSU and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of Default occurs and is continuing under the Indenture in respect of the Debentures held by the Property Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities.

10. Listing.

     The Regular Trustees shall use their best efforts to cause the Preferred Securities to be listed for quotation on the New York Stock Exchange, Inc.

11. Acceptance of Securities Guarantee and Indenture.

     Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

12. No Preemptive Rights.

     The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

13. Miscellaneous.

     These terms constitute a part of the Declaration.

     The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate) and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                EXHIBIT A-1

                  FORM OF PREFERRED SECURITY CERTIFICATE

          [IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company ("DTC") to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number                           Number of Preferred Securities


                                             CUSIP NO. 294513 20 5


                  Certificate Evidencing Preferred Securities
                                     of
                   EQUITABLE OF IOWA COMPANIES CAPITAL TRUST

                   ____% Trust Originated Preferred SecuritiesSM ("TOPrS"SM)
                        (liquidation amount $25 per Preferred Security)

     EQUITABLE OF IOWA COMPANIES CAPITAL TRUST, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________________________________________ (the "Holder") is
the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the ____% Trust Originated Preferred SecuritiesSM (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Declaration of Trust of the Trust dated as of March 19, 1996, as the same may be amended from time to time (the "Declaration''), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of ___________________, 199___.

                                     ___________________________________
                                     as Trustee

                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ______________________________



                                     ___________________________________
                                                             ,as Trustee


                                     ___________________________________
                                                             ,as Trustee


                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
        (Insert assignee's social security or tax identification number)

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints
_____________________________________________________________________________
_____________________________________________________________________________
___________________________________________ agent to transfer this Preferred
Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: __________________

Signature: _____________________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)


                                EXHIBIT A-2

                    FORM OF COMMON SECURITY CERTIFICATE


Certificate Number                              Number of Common Securities


                  Certificate Evidencing Common Securities
                                     of
                 EQUITABLE OF IOWA COMPANIES CAPITAL TRUST

                     _____% Trust Originated Common Securities
                     (liquidation amount $25 per Common Security)


          EQUITABLE OF IOWA COMPANIES CAPITAL TRUST, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________________ (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the _____% Trust Originated Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Declaration of Trust of the Trust dated as of March 19, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

          Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

          By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of ________________, 199___.

                                          ___________________________________
                                          as Trustee

                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ______________________________

                                          ___________________________________
                                                                  ,as Trustee

                                          ___________________________________
                                                                  ,as Trustee

                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
       (Insert assignee's social security or tax identification number)

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
                 (Insert address and zip code of assignee)

and irrevocably appoints
_____________________________________________________________________________
_____________________________________________________________________________
______________________________________________________________agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ________________________

Signature: ______________________
(Sign exactly as your name appears on the other side of this Common Security Certificate)